Exhibit 10.12

EXECUTION COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of June 28, 2018 (as may be amended from time to time, this “Agreement”), by MIDWEST HOLDING INC., a Nebraska corporation (the “Borrower”), whose primary business address is 2900 South 70th Street, Lincoln, Nebraska 68506, in favor of XENITH HOLDINGS LLC, a Delaware limited liability company (the “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement dated as of May 9, 2018, by and between the Borrower and the Lender, as may be amended from time to time (the “Purchase Agreement”), the Lender has extended a loan to Borrower subject to the terms and conditions set forth therein, which financings are evidenced by the Notes (as defined in the Purchase Agreement);

NOW, THEREFORE, in consideration of the agreements and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

(a) Capitalized terms used herein without definition are used as defined in the Purchase Agreement, and to the extent not defined therein, as defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

(b) The following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.1

“Event of Default” means any event of default as set forth in each Note, unless consented to in accordance with the terms therein, which are specifically incorporated herein by this reference.

“Loan Documents” means this Agreement, the Purchase Agreement, the Notes and every other document evidencing, securing or relating to the Notes.

“Obligations” means any and all present and future obligations owing by Borrower to the Lender governed or evidenced by this Agreement and the other Loan Documents whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any bankruptcy case in which Borrower is a debtor (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrower, whether or not a claim for such post-commencement interest is allowed), including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of Nebraska; provided, however, in the event, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of the security interest of the Lender in and to the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Nebraska, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions relating to such attachment, perfection or priority and for purposes of definitions related to such provisions; provided, further, that the term “UCC” shall include Article 9 thereof as in effect on the date hereof.

ARTICLE II

CREATION OF SECURITY INTEREST

Section 2.1. Grant of Security Interest. Borrower does hereby unconditionally and irrevocably grant, assign, pledge, convey, transfer, deliver, set over and grant unto Lender successors and assigns, as security for Borrower’s complete and timely payment and performance of the Obligations, a valid, continuing first priority security interest in all of the issued and outstanding ALSC Common Shares owned by Borrower and the stock certificate evidencing such ALSC Common Shares (the “Collateral”) under the Uniform Commercial Code of the State of Nebraska (being the state in which Borrower is organized). Borrower hereby further grants to Lender all rights in the Collateral as are available to a secured party of such collateral under the Uniform Commercial Code of the State of Nebraska and, concurrently herewith, authorizes Lender or any other person on Lender’s behalf to file or record in the State of Nebraska and in any other applicable jurisdiction such financing statements and such other continuations or other instruments and documents as Lender may deem necessary, sufficient or advisable to perfect or maintain or continue perfection or priority of its interests in the Collateral, and hereby authorizes, ratifies and approves any such filing or recording made prior to the execution and delivery hereof. The Collateral also includes the proceeds of any and all property described as being part of the Collateral, as well as any renewal of, replacements of, or substitutions for such Collateral. The proceeds shall be deemed to include any and all property that may be distributed to Borrower in its capacity as a shareholder upon any liquidation or dissolution of the Borrower. Borrower shall take such actions as may be reasonably requested by Lender to effect or continue the perfection of the security interest of Lender in the Collateral and any proceeds of any and all Collateral, including the execution and delivery of collateral assignments of such proceeds or the delivery to Lender of any promissory notes or other loan documents. Borrower will not amend or terminate any financing statement naming Lender as secured party except upon written prior authorization of Lender.

Section 2.2. Duration of Security Interest. The Lender’s security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall automatically terminate. Lender shall promptly execute such further documents and take such further actions as may be reasonably necessary to make effective the release contemplated by this Section 2.2, including duly authorizing and delivering termination statements for filing in all relevant jurisdictions under the UCC.

Section 2.3. Location and Possession of Collateral. The Collateral is and shall remain in the possession of Lender and its location and safekeeping shall be maintained by the Lender. Upon payment in full and the satisfaction of all Obligations, the Collateral shall be returned to the Borrower within five (5) Business Days.

Section 2.4. Voting Rights. So long as no Event of Default has occurred and is continuing, Borrower shall be entitled to exercise any and all voting rights and/or consensual rights and powers relating or pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that Borrower shall not exercise or refrain from exercising any such right or power if such action would (i) impair any Collateral; (ii) be inconsistent with any Loan Documents; or (iii) result in an Event of Default. If an Event of Default has occurred and is continuing, the right of Borrower to exercise the voting and/or consensual rights and powers pursuant to the immediately-preceding sentence shall cease at the option of Lender, and all such rights shall thereupon automatically become vested in Lender who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers, but Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for the failure to do so or delay in doing so. The exercise by Lender of any of its rights and remedies under this paragraph shall not be deemed a disposition of collateral under Article 9 of the Uniform Commercial Code nor an acceptance by Lender of any of the Collateral in satisfaction of the Obligations.

Section 2.5. Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Lender, at the request of Lender, all financing statements and other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and continue the Lender’s perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

Section 2.6. Proceeds of Collateral. Following the occurrence and during the continuance of an Event of Default, upon the written notice of Lender, all proceeds from the Collateral shall be immediately delivered to Lender and Lender may apply such proceeds and payments to any of the Obligations in such order as Lender may decide in Lender’s sole discretion.

ARTICLE III

DEFAULT

Section 3.1. Lender’s Rights on Event of Default. If an Event of Default shall have occurred and be continuing:

(a) Lender, without any other notice to or demand upon Borrower, shall have in any jurisdiction in which enforcement of this Agreement is sought, the rights and remedies of a secured party under the UCC and any additional rights and remedies that may be provided to a secured party in any jurisdiction in which any of the Collateral is located or deemed located, including the right to take possession of the Collateral. Borrower waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Lender's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto;

(b) Lender shall be entitled to exercise any and all rights and remedies of Borrower under or in connection with the Collateral, or otherwise in respect of the Collateral, including without limitation, exercise any and all voting, consensual and other rights with respect to any Collateral;

(c) Lender’s rights and remedies under this Agreement, the other Loan Documents and all other agreements contemplated hereby and thereby shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it;

(d) If Lender shall have proceeded to enforce any right under this Agreement or any other of the Loan Documents by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement; and

Borrower hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. The Lender shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto.

Section 3.2. Rights Cumulative; Waivers. All rights, remedies and powers granted to Lender hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereunder, or in or by any other instrument, or available in law or equity. Lender’s knowledge at any time of any breach of, or non-compliance with, any representations, warranties, covenants or agreements hereunder shall not constitute or be deemed a waiver of any of such rights or remedies hereunder, and any waiver of any default shall not constitute a waiver of any other default. Notwithstanding any foreclosure on any item of Collateral by Lender as permitted under this Agreement, Borrower shall remain liable for any deficiency. All amounts realized by Lender in furtherance of its rights to foreclose upon the Collateral shall be applied to all costs of the action and all costs of enforcement or interpretation of this Agreement, including any court costs, legal or expert fees and filing fees.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Representation and Warranties of Borrower. The representations and warranties of the Borrower set forth in the Purchase Agreement are specifically incorporated herein by this reference.

Section 4.2. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

Section 4.3. Amendments. No other agreements will be effective to change, modify or terminate this Agreement in whole or in part unless such agreement is in writing and duly executed by the party to be charged except as expressly set forth herein.

Section 4.4. Expenses. Borrower will pay all reasonable out-of-pocket expenses of Lender on demand (including, without limitation, expenses of legal counsel for Lender) related to the enforcement, protection and defense of the rights of Lender in and to the Collateral, and any reasonable expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement (collectively, the “Expenses”).

Section 4.5. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement and exhibits hereto shall be governed by and construed in accordance with the laws of the State of Nebraska, without regard to the conflicts of law provisions of the State of Nebraska or of any other state.

Section 4.6. Notices. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Lender:	Xenith Holdings LLC
1075 Old Post Road
Bedford, NY 10506
Attention: A. Michael Salem

with a copy to:	Kutak Rock LLP
1650 Farnam Street
Omaha, NE 68133
Attention: Anthony Scioli, Esq.
Fax: (402) 346-1148

If to Borrower:	Midwest Holding Inc.
2900 South 70th Street
Lincoln, NE 68506
Attention: Mark A. Oliver
Fax: (402) 489-8295

with a copy to:	Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, CO 80202
Attention: Reid A. Godbolt, Esq.
Fax: (303) 573-8133

Borrower or Lender may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notices, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Company or Holder may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth

Section 4.7. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof.

Section 4.8. Validity. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.9. Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

MIDWEST HOLDING INC., as Borrower

By:	/s/ Mark A. Oliver
Mark A. Oliver, Chief Executive Officer

ACCEPTED AND AGREED
as of the date first above written:

XENITH HOLDINGS LLC, as Lender

By:	VESPOINT LLC,
its managing member

By:	/s/ Michael W. Minnich
Michael W. Minnich, Co-Chief Executive Officer

[SIGNATURE PAGE TO SECURITY AGREEMENT]